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                                                                     Exhibit 4.7


THIS WARRANT AND THE UNDERLYING SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR ANY STATE SECURITIES LAWS. THIS WARRANT AND THE UNDERLYING SECURITIES MAY NOT BE SOLD, TRANSFERRED OR PLEDGED EXCEPT IN COMPLIANCE WITH THE TERMS AND CONDITIONS OF THIS WARRANT AGREEMENT.

Warrant No.  1


                                WARRANT AGREEMENT


      WARRANT AGREEMENT dated as of October 11, 2001, between ON Semiconductor Corporation, a Delaware corporation (the "Company"), and Bain & Company, Inc., a Massachusetts corporation (the "Holder").

                              W I T N E S S E T H:
                              - - - - - - - - - -

      WHEREAS, in partial consideration for certain consulting services provided and to be provided to the Company by the Holder in the form of various projects pursuant to a consulting arrangement between the parties, the Company is entering into this Warrant Agreement (the "Warrant"), which Warrant entitles the Holder to purchase, upon the terms and conditions hereinafter set forth, shares of the Company's common stock, par value $.01 per share (the "Common Stock").

     NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereby agree as follows:

                                   ARTICLE I
                                GRANT OF WARRANT

      Subject to the terms of this Warrant, the Holder is entitled to purchase 1,250,000 shares of Common Stock at a price per share equal to the Exercise Price per share (as defined in Section 2.1 hereof), subject to adjustments as provided for in Section 2.5. The rights, preferences and other terms of the Common Stock are as set forth in the Company's Amended and Restated Certificate of Incorporation, as in effect as of the date of issuance hereof.

                                   ARTICLE II
                       EXERCISE OF WARRANT; EXERCISE PRICE

      Section 2.1 Exercise Price. This Warrant shall be fully vested and exercisable as of the date hereof. This Warrant shall entitle the Holder, subject to the provisions of this Warrant, to purchase from the Company up to the number of shares of Common Stock provided for in

Article I, at a purchase price of $1.90 per share (subject to adjustment in accordance with Section 2.5) (the "Exercise Price"), which shall be payable in full in cash, by certified check or wire transfer in immediately available funds at the time of exercise of this Warrant.

      Section 2.2 Right to Exercise the Warrant. Any portion of this Warrant may be exercised in full or in part, at any time or from time to time during the period from the date hereof through October 10, 2005 (the "Exercise Period"). No portion of this Warrant may be exercised after the expiration of the Exercise Period.

      Section 2.3 Procedure for Exercising the Warrant. The Holder may exercise this Warrant, from time to time, by executing the Form of Election attached hereto as Exhibit A and delivering it to the Company and tendering the requisite aggregate Exercise Price for the number of whole shares of Common Stock being purchased pursuant to this Warrant to the Company on any business day during normal business hours (each date of receipt of such Form of Election and aggregate Exercise Price by the Company is hereinafter referred to as an "Exercise Date").

      Section 2.4 Issuance of Shares of Common Stock. As soon as practicable after the applicable Exercise Date, the Company shall (provided that it has received the Form of Election duly executed accompanied by payment of the Exercise Price pursuant to Section 2.1 hereof for each share of Common Stock to be purchased), promptly cause certificates for the number of shares of Common Stock purchased pursuant to the exercise of this Warrant to be delivered to or upon the order of the Holder, registered in such name as may be designated by such holder; provided that if the Common Stock is to be registered in the name of any entity or person other than the Holder, the Company may require evidence of compliance by the Holder with all applicable securities laws.

      Section 2.5 Adjustment of Number of Shares.

            (a) Reclassification, Consolidation or Merger. In case of any reclassification or change of outstanding securities of the class issuable upon exercise of the Warrants, or in case of any consolidation or merger of the Company with or into another corporation or entity, other than a consolidation or merger with another corporation or entity in which the Company is the continuing corporation and which does not result in any reclassification, conversion or change of outstanding securities issuable upon exercise of the Warrants, or in case of any sale of all or substantially all of the assets of the Company, the Company, or such successor or purchasing corporation, as the case may be, shall execute a new warrant agreement substantially in the form hereof (the "New Warrant Agreement"), providing that the Holder of this Warrant Agreement shall have the right to exercise such new warrant and procure upon such exercise, in lieu of each share of Common Stock theretofore issuable upon exercise of the Warrant, the kind and amount of shares of stock, other securities, money and property that the Holder of the Warrant would have been entitled to receive with respect to one share of Common Stock had the Warrant been exercised immediately prior to such reclassification, conversion, change, consolidation, or merger by a holder of one share of Common Stock. Such New Warrant Agreement shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section
2.5. The provisions of this Section 2.5(a) shall similarly apply to successive reclassifications, changes, consolidations, mergers and sales.

            (b) Subdivisions, Combinations and Stock Dividends. If the Company at any time while this Warrant Agreement is outstanding and unexpired shall subdivide or combine its Common Stock, or shall pay a dividend with respect to Common Stock payable in, or make any other distribution with respect to its Common Stock consisting of, shares of Common Stock, then the Exercise Price shall be adjusted, from and after the date of determination of shareholders entitled to receive such dividend or distribution, to that price determined by multiplying the Exercise Price in effect immediately prior to such date of determination by a fraction (i) the numerator of which shall be the total number of shares of Common Stock outstanding immediately prior to such dividend or distribution and (ii) the denominator of which shall be the total number of shares of Common Stock outstanding immediately after such dividend or distribution.

      2.6 Fractional Interests. The Company is not required to issue fractional shares of Common Stock on the exercise of a Warrant. If any fraction of a share of Common Stock would, except for the provisions of this Section 2.6, be issuable on the exercise of a Warrant (or specified portion thereof), the Company will in lieu thereof pay an amount in cash equal to the then Current Market Price (as defined in this Section hereof) multiplied by such fraction. For purposes of this Warrant, the term "Current Market Price" means (i) if the Common Stock is listed for quotation on the Nasdaq National Market or the Nasdaq SmallCap Market or on a national securities exchange, the average for the 10 consecutive trading days immediately preceding the date in question of the daily per share closing prices of the Common Stock as quoted by the Nasdaq National Market or the Nasdaq SmallCap Market or on the principal stock exchange on which it is listed, as the case may be, whichever is the higher, or (ii) if the Common Stock is traded in the over-the-counter market and is not listed for quotation on the Nasdaq National Market or the Nasdaq SmallCap Market nor on any national securities exchange, the average of the per share closing bid prices of the Common Stock on the 10 consecutive trading days immediately preceding the date in question, as reported by Nasdaq or an equivalent generally accepted reporting service. The closing price referred to in clause (i) above shall be the last reported sale price or, in case no such reported sale takes place on such day, the average of the reported closing bid and asked prices, in either case as quoted by the Nasdaq National Market or the Nasdaq SmallCap Market or on the national securities exchange on which the Common Stock is then listed. For purposes of clause (ii) above, if trading in the Common Stock is not reported by Nasdaq, the bid price referred to in said clause shall be the lowest bid price as reported on the OTC Bulletin Board or in the "pink sheets" published by National Quotation Bureau, Incorporated.

                                  ARTICLE III
                  RESERVATION AND AVAILABILITY OF COMMON STOCK

      Section 3.1 Reservation of Common Stock. The Company covenants and agrees that it will cause to be kept available out of its authorized and unissued Common Stock issuable thereon, the number of shares of Common Stock that will be sufficient to permit the exercise in full of this Warrant.

      Section 3.2 Common Stock to be Duly Authorized and Issued, Fully Paid and Non-assessable. The Company covenants and agrees that it will take all such action as may be reasonably necessary to ensure that all shares of Common Stock delivered upon exercise of the Warrant and in compliance with this Warrant shall, at the time of delivery of the certificates for such shares, be duly and validly authorized and issued shares.

      Section 3.3 Common Stock Record Date. Each person or entity in whose name any certificate for shares of Common Stock is issued upon the exercise of this Warrant shall for all purposes be deemed to have become the holder of record of the shares of Common Stock represented thereby on, and such certificate shall be dated, the date upon which the Form of Election was duly executed and payment of the aggregate Exercise Price was made pursuant to Section 2.1 hereof. Prior to the exercise of this Warrant, the Holder shall not be entitled to any rights of a stockholder of the Company with respect to the shares of Common Stock for which this Warrant shall be exercisable, including, without limitation, the right to vote, to receive dividends or other distributions or to exercise any preemptive rights and shall not be entitled to receive any notice of any proceedings of the Company, except as provided herein.

                                   ARTICLE IV
                HOLDER REPRESENTATIONS, WARRANTIES AND COVENANTS

      The Holder represents and warrants to and covenants with the Company, as follows:

      Section 4.1 Representations as to Purchase for Own Account, Registration, Etc. It is acquiring the Warrant and the Common Stock issuable upon exercise of the Warrant (collectively, the "Securities") for investment for its own account and not with the view to, or for resale in connection with any distribution of the Securities or any part thereof, has no present intention of selling (in connection with a distribution or otherwise), granting any participation in, or otherwise distributing the same. It understands that the Securities have not been registered under the Securities Act of 1933, as amended (the "Securities Act") or any state blue sky laws, and is issued through specified exemptions from the registration provisions of the Securities Act and such laws. It acknowledges that the Securities must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. It has been advised or is aware of the provisions of Rule 144 promulgated under the Securities Act, which permits the resale of shares purchased in a private placement subject to the satisfaction of certain conditions and that such Rule may not be available for resale of the shares

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purchased hereunder. The Holder is an "accredited investor" as such term is defined in Rule 501 under the Securities Act.

      Section 4.2 Information and Sophistication. The Holder acknowledges that it has received all the information it has requested from the Company and considers necessary or appropriate for deciding whether to acquire the Warrant. The Holder represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Warrant and to obtain any additional information necessary to verify the accuracy of the information given the Holder. The Holder further represents that it has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risk of this investment.

      Section 4.3 Restrictions on Transferability. This Warrant shall not be transferable, except upon the conditions specified in and in accordance with the terms of Article IV and Section 5.2 hereof.

      Section 4.4 Restrictive Legend. Each certificate representing shares of the Company's Common Stock issuable upon exercise of the Warrant or any other securities issued in respect of the Common Stock issued upon exercise of the Warrant, upon any stock split, stock dividend, recapitalization, merger, consolidation or similar event, shall be stamped or otherwise imprinted with a legend in substantially the following form (in addition to any legend required under applicable state securities laws):

      THESE SHARES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR ANY STATE SECURITIES LAWS. THESE SHARES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD, TRANSFERRED OR PLEDGED IN THE ABSENCE OF SUCH REGISTRATION OR A VALID EXEMPTION FROM THE REGISTRATION AND DELIVERY REQUIREMENTS OF THE SECURITIES ACT.

      Section 4.5 Restrictions on, and Notice of, Proposed Transfers. The Holder shall not make any disposition or transfer of all or any portion of the Securities, except if such disposition or transfer is made in compliance with the Securities Act, and applicable state or other securities laws. The Holder agrees that prior to any proposed transfer of the Warrant, the Holder shall give written notice to the Company of its intention to effect such transfer. Each such notice shall describe the manner and circumstances of the proposed transfer in sufficient detail, and shall be accompanied by a written opinion of legal counsel, addressed to the Company and reasonably satisfactory in form and substance to the Company's counsel, to the effect that the proposed transfer of the Warrant may be effected without registration under the Securities Act or under any applicable state or other securities laws.

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                                   ARTICLE V
                                  MISCELLANEOUS

Section 5.1 Notices. Notices or demands relating to this Warrant shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed as follows, or telexed, telecopied, or delivered by nationally-recognized overnight or other courier:

If to the Holder:      Bain & Company, Inc.
                       Two Copley Place
                       Boston, Massachusetts 02116
                       Attn:  General Counsel
                       Fax:  617-572-2427

If to the Company:     ON Semiconductor Corporation
                       5005 East McDowell Road, Law Department, M/D A700
                       Phoenix, Arizona 85008
                       Attention:  General Counsel
                       Fax:  602-244-5601

      Section 5.2 Successors and Assigns. Subject to Article IV, this Warrant may be sold, assigned or otherwise transferred by Holder to a corporation or partnership controlling, controlled by or under common control with Holder upon advanced written notice to the Company. Except as set forth in the preceding sentence, this Warrant may not be sold, assigned or otherwise transferred by the Holder without the prior written consent of the Company. Except as contemplated in Section 2.5(a), this Warrant may not be sold, assigned or otherwise transferred by the Company without the prior written consent of the Holder. This Warrant shall be binding upon and enforceable by, and shall inure to the benefit of, the parties hereto and their respective successors and permitted assigns.

      Section 5.3 DELAWARE CONTRACT. THIS AGREEMENT AND THE WARRANT, AND ALL QUESTIONS RELATING TO THE INTERPRETATION, CONSTRUCTION AND ENFORCEABILITY OF THIS AGREEMENT AND THE WARRANT, SHALL BE GOVERNED IN ALL RESPECTS BY THE SUBSTANTIVE LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO CONFLICT OF LAW.

      Section 5.4 Amendments and Waivers. Except as otherwise provided herein, the provisions of this Warrant may not be amended, modified or supplemented, other than by a written instrument executed by the Company and the Holder.

      Section 5.5 Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be in any way impaired thereby, it being intended that all of the rights and privileges of the Holder shall be enforceable to the fullest extent permitted by law.

      Section 5.6 Replacement of Warrant. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction, or mutilation of this Warrant and, in the case of loss, theft, or destruction, on delivery of an indemnity agreement reasonably satisfactory in form and substance to the Company or, in the case of mutilation, on surrender and cancellation of this Warrant, the Company shall execute and deliver, in lieu of this Warrant, a new warrant of like tenor and amount.

      Section 5.7 Counterparts. This Warrant may be executed in counterparts and each of such counterparts will for all purposes be deemed to be an original, and all such counterparts will together constitute but one and the same instrument.

      IN WITNESS WHEREOF, the parties hereto have caused this Warrant to be duly executed and delivered, all as of the date and year first above written.


                                         COMPANY

                                         ON SEMICONDUCTOR CORPORATION, a
                                         Delaware corporation



                                         By: /s/ Dario Sacomani
                                             ---------------------------------
                                             Name:  DARIO SACOMANI
                                             Title: Sr. V.P. & CFO


                                         HOLDER

                                          BAIN & COMPANY, INC.,
                                          a Massachusetts corporation



                                          By: /s/ Marco Petruzzi
                                             ---------------------------------
                                             Name:  MARCO PETRUZZI
                                             Title: Vice President/Officer

                                    EXHIBIT A

                          FORM OF ELECTION TO PURCHASE

                      (To be executed if holder desires to
                         exercise the Warrant Agreement)

To ON Semiconductor, a Delaware corporation

      The undersigned hereby irrevocably elects to exercise the Warrant represented by the Warrant Agreement dated as of October 11, 2001 to purchase ___________ shares of Common Stock issuable upon the exercise of such Warrant and will tender the Exercise Price for such shares as provided in the attached agreement and requests that certificates for such shares be issued in the name of:

                    ___________________________________________
                         (Please print name and address)


Please issue a new warrant for the unexercised portion of the attached Warrant in the name of the undersigned.

Please insert social security or other identifying number  _____________


Dated:   ______, 200_

                                         ____________________________________
                                         By: ________________________________
                                             Name:
                                             Title:


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